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                                                                    EXHIBIT 10.7

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT, made and entered into on this the 21st day of May, 1998 ("Effective Date"), by and between KENTUCKY UNION COMPANY, a Kentucky, corporation, of Post Office Box 89, Hazard, Kentucky 41702, Party of the First Part, hereinafter referred to as LESSOR, and LESLIE RESOURCES, INC., of 1021 Tori Drive, Hazard, Kentucky 41701, Party of the Second Part, hereinafter referred to as LESSEE.

                                   WITNESSETH:

      That for and in consideration of the mutual agreements, obligations and undertakings as hereinafter set out and for and in consideration of the royalties and rentals to be paid to LESSOR and agreed to be paid by LESSEE, all as hereinafter set out, LESSOR and LESSEE have this day agreed and contracted and do hereby agree and contract each with the other as follows:

SECTION 1: RIGHTS GRANTED

      LESSOR, to the extent of its right, title and interest therein, does hereby lease and let unto LESSEE for the uses and purposes hereinafter set forth, for a term of five (5) years commencing as of the above date of this Lease, subject to prior termination as hereinafter provided, and subject to all exceptions, reservations, terms and conditions hereinafter set forth or referred to, the right and privilege of prospecting and exploring for, transporting, processing, disposing of refuse, mining and removing by the deep-mining, contour, surface, mountain-top-removal, hi-wall and auger-mining (but, in the case of auger-mining, only with the express written consent of LESSOR sixty [60] days prior to the commencement of augering) methods only (i.e., excluding hydraulic, gasification, in situ combustion, solution and all other mining methods) all of the mineable and merchantable coal seams contained in and above the 800 Elevation and lying and being in Breathitt County, Kentucky and being described as follows:

      Being only that portion of the Kentucky Union Company property which has been released and surrendered by ARK Land Company in a Partial Release and Surrender Agreement dated the 29th day of September, 1993 (which is shown on Exhibit A and attached hereto) and located on the South Fork of Quicksand Creek, Ben Branch and Improvement Branch of Quicksand Creek in Breathitt County, Kentucky, and being hereinafter referred to as the Leased Premises.

      The boundary of the Leased Premises will be extended and new areas will be added to this Lease as they become available, as per the Partial Release and Surrender Agreement from ARK Land Company, under the same terms and conditions of this Lease.

      TO HAVE AND TO HOLD unto the LESSEE, its successors and assigns with covenants of Special Warranty.

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      Together with such rights of ingress and egress to enter upon, mine and remove said coal and, in addition thereto, such other mining rights and privileges on and over the above described tracts and parcels of land referred to hereinabove under which LESSOR claims title.

      By way of enlargement, and not by way of restriction, LESSOR, only insofar as it has the legal right to do so under the deeds and other instruments by which it claims the Leased Premises, hereby grants unto LESSEE the exclusive right and privilege of mining, excavating, and removing the herein leased coal, by all modern and efficient surface and underground mining methods (but, in the case of auger-mining, only with the express written consent of LESSOR 60 days prior to the commencement of augering) and the exclusive right and privilege of processing, marketing, transporting, and shipping the herein leased coal. LESSEE is also granted the exclusive right and privilege to exercise and use, pertaining to the Leased Premises, any and all rights, easements, and privileges which are or may become necessary, convenient, or incidental to LESSEE for and in the exploration, development, mining, excavation, removal, processing, marketing, and transportation of the herein leased coal and coals from all other properties, the herein leased coal being referred to hereinbelow as "Leased Coal" and the other aforementioned coals being collectively referred to hereinbelow as "Foreign Coal." The rights, easements, and privileges granted, demised, and leased hereunder include but are not limited to the right of LESSOR
(i) to the free and uninterrupted use and possession of, and rights-of-way into, upon, over, across, and through, the Leased Premises for the construction, operation, repair, maintenance, and reclamation of all types of coal mines allowed hereunder, together with related roads, railroads, tramways, haulways, exploration sites, hollow fills, work and service areas, culverts, drains, ponds, pollution control structures, telephone, water, electrical, and other utility lines, devices and structures, coal tipples, coal preparation plants, coal processing and storage areas, and all other machinery, devices, improvements, structures and appurtenances which, at such points, and in such manners, by LESSEE, in its sole discretion, from time to time may be deemed necessary, convenient, or incidental in or for its exploration, development, mining, removal, processing, marketing, and/or transporting said Leased Coal and/or Foreign Coal, (ii) to use, move, remove, waste, and disturb, pursuant to the aforesaid, the surface, subsurfaces, earth, and strata of the Leased Premises, and the crops, timber, and improvements appurtenant thereto, (iii) to remove overburden from the Leased Premises and deposit it onto other property, and to remove overburden from other property and deposit it upon the Leased Premises, and (iv) to use,

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change, alter, relocate, increase, and diminish, pursuant to the aforesaid, the streams, springs, waters, aquifers, and water tables of the surface, subsurface, and strata of the Leased Premises. The parties agree that the coal and mining rights herein granted are intended to be exclusive. LESSEE does and shall have the right to re-enter the Leased Premises at any time following the expiration, termination, or forfeiture of this Lease for the sole purpose of performing all of its reclamation obligations and obtaining final bond release.

      It is understood and agreed, however, that this Lease does not let and lease any rights whatsoever, other than such as are vested in LESSOR, in and by the deed or deeds under which the LESSOR derived title, including but not limited to the Partial Release and Surrender Agreement shown as Exhibit "A", which rights are hereby leased and let, and this Lease is made subject to any and all terms, conditions, exceptions and reservations, if any, contained in the deed or deeds under which the LESSOR derived title.

      The LESSEE agrees that it has seen the Partial Release and Surrender Agreement shown as Exhibit "A" and LESSEE expressly agrees that it will be bound by all of the terms and conditions contained in said Agreement.

      It is understood and agreed that all of the mineable and merchantable coal in and above the 800 Elevation, and which lies within the boundaries of the lands heretofore described, and which can be mined and removed by surface and underground mining methods, excepting that which may prove faulty and cannot be profitably mined under normal conditions of the coal market, shall be mined and removed by LESSEE. At the expiration of the said period of five (5) years, if LESSEE has not mined and removed all of said mineable and merchantable Leased Coal, then this Lease may be extended at the option of the Lessee and renewed for two (2) additional periods of five (5) years upon the same terms, conditions, covenants, stipulations and agreements herein contained (except this provision for renewal), by LESSEE providing LESSOR with a six (6) month written notice of its intent to renew, subject to the payment of the same royalties, rentals and other payments herein reserved and provided for; provided, however, if, during the original period of five (5) years, or any extension thereof, LESSEE shall have mined and removed all of the said mineable and merchantable Leased Coal, shall have paid LESSOR all royalties, rentals and other payments due or accrued hereunder, and shall have performed and observed all of the terms, conditions, covenants, stipulations and agreements on its part to be kept and performed hereunder, and the LESSEE shall have given sixty (60) days' written notice

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thereof to the LESSOR, pursuant to Section 23 hereinafter, then this Lease shall cease and terminate.

SECTION 2: EXCEPTIONS AND RESERVATIONS; THIRD PARTY RIGHTS

      2.1: EXCEPTIONS AND RESERVATIONS

      Excepting and reserving to LESSOR any and all interest it acquired by virtue of the deed or deeds hereinabove expressly set forth and herein leased, including the right and privilege of searching for, mining and removing coal, with the same rights as herein provided, for any and all veins, seams or portion or portions thereof not herein specifically leased, together with full and free rights of ingress and egress that may be necessary or convenient in the proper development of the same, or other lands now owned or leased by LESSOR or hereinafter acquired, provided that the proper exercise of the rights and privileges hereby excepted and reserved shall be exercised with due regard for the requirements, conveniences, safety and economical mining of, and shall not interfere with or render more costly, the operation of the LESSEE hereunder.

      2.2: THIRD PARTY RIGHTS

      This Lease is made expressly subject to all of the terms, provisions and conditions of the deed or deeds which LESSOR and its successors hold title to the Leased Premises, outstanding rights covering electric, power, gas, telephone and other utility lines over, across and under the Leased Premises, public easements, and presently existing coal, oil and other leases or rights, especially the Partial Release and Surrender Agreement with ARK Land Company. LESSEE covenants with LESSOR that in LESSEE'S operations hereunder it will not violate any of the terms, provisions and conditions of any deed or other instrument of title under which LESSOR or its successors claim title and will not violate the rights of any third persons not parties to this Lease. LESSEE agrees to save LESSOR harmless from the breach by LESSEE of any such conditions, limitations and covenants referred to herein.

SECTION 3: NO WARRANTIES; SUPERIOR TITLE; DEFENSE OF TITLE

      THIS LEASE IS MADE WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF THE QUANTITY, QUALITY, MINEABILITY OR MERCHANTABILITY OF COAL (IF ANY) CONTAINED IN THE LEASED SEAMS, AND WITHOUT EXPRESS OR IMPLIED WARRANTY OF THE CONDITION OF THE LEASED PREMISES, ANY MINE ENTRIES, WORKING PLACES, STRUCTURES OR SURFACE OR SUBSURFACE CONDITIONS. However, LESSOR WARRANTS SPECIALLY the title to its interest in the Leased Premises.

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LESSEE acknowledges that (i) it has made an independent examination of data available concerning the Leased Premises; (ii) has inspected the Leased Premises and is familiar with the physical condition thereof; and (iii) has fully informed itself as to all existing conditions and limitations applicable to the Leased Premises set forth in LESSOR'S title instruments, or imposed by any law, ordinance or governmental rules or regulations. However, if any part of the Leased Coal be lost to the holder of any outstanding title which LESSOR shall recognize as superior to LESSOR'S title, or which shall be held superior to LESSOR'S title by final adjudication with respect thereto by a court which will accept jurisdiction to determine the controversy, LESSEE shall not be required to mine and remove the coal so lost. If LESSEE has mined and removed all or some portion of the coal so lost and has paid LESSOR therefor on the percentage or tonnage royalty basis hereinafter described, and shall in addition pay the holders of such outstanding title for such coal pursuant to final adjudication as aforesaid, then, and in such event, LESSOR shall repay to LESSEE the amount of royalty, without interest, so paid to the holders of such outstanding title, but in no event more than the amount paid to LESSOR for the coal so lost, and LESSOR shall not otherwise be liable to LESSEE on account of the mining and removing of such coal by LESSEE or for the failure to LESSOR'S title to any part of the coal so lost. If such loss of title should make another area of the leased premises unprofitable to mine because of lack of access thereto, LESSEE shall not be obligated to mine or pay royalty on the coal in such area. In the event LESSOR shall hereafter acquire any outstanding title to any portion of the leased premises which is superior to the title of LESSOR, such portion shall immediately become a part of the leased premises and shall become subject to the provisions of this Lease. The designation of any coal seam by name shall not constitute a warranty as to the existence of such seam within the leased premises, it being further understood that the use of any such name is employed for general reference purposes only and may not be geologically correct.

SECTION 4: EXPLORATION

      Should exploration by LESSEE be contemplated, LESSEE shall notify LESSOR in advance and afford LESSOR the opportunity to be in attendance thereof. Copies of all information and data respecting the Leased Coal obtained by or in the possession of LESSEE, from prospecting and exploratory activities conducted on the Leased Premises shall be made available to LESSOR.

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SECTION 5: DILIGENCE & RECOVERY; COMMINGLING OF COAL; COMMENCEMENT OF MINING;
           COMPLIANCE WITH LAW

      5.1: DILIGENCE & RECOVERY

      It is understood that LESSEE shall, at all times, operate, develop and prosecute the mining operations on the Leased Premises, and will purchase and maintain sufficient equipment so as to have the capacity for mining, preparing and shipping coal from the said lands, to the end that the mineable and merchantable coal hereby leased and let will be fully mined and removed from the said property within the life of this Lease. LESSEE shall further conduct its operations hereunder so as to cause no damage, injury or destruction to seams which may be present within the leased boundary but which are not demised herein nor shall LESSEE render any other seam not so demised unmineable.

      5.2: COMMINGLING OF COAL

      Coal mined from the Leased Premises shall not, without LESSOR'S consent, be commingled, combined or admixed with other coal so as to produce a lower royalty realization to LESSOR than would have been realized had the coal been sold separately.

      5.3: COMMENCEMENT OF MINING; COMPLIANCE WITH LAW

      LESSEE covenants and agrees that during the term of this Lease it will mine, remove and pay royalty on all of the mineable and merchantable Leased Coal that can be mined during the term of this Lease; that it will commence mining as soon as it is practicable after receiving a permit with the Natural Resources and Environmental Protection Cabinet of the Commonwealth of Kentucky, and all other permits required or necessary to conduct mining operations, and thereafter prosecute, pursue and continue its mining operations hereunder with due diligence until the termination of this Lease; that it will post all required reclamation bonds; that it will conduct its mining operations hereunder in a skillful, careful, efficient, workmanlike and prudent manner, according to generally recognized modern, approved and appropriate methods of mining, having due regard to the safety and preservation of other seams; and that with regard to all of its activities on the Leased Premises, it will comply in every respect with the laws of Kentucky and the political subdivisions thereof and of the United States of America, which may now or hereafter be in effect, and with all valid and applicable rules, regulations or orders thereunder, regulating extraction, transportation and processing of coal, operation of mines, grading, filling, restoration and reclamation of surface, drainage and treatment of water, all related activities, and any other activities upon the Leased Premises. LESSEE shall carry

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Workers' Compensation Insurance coverage in amounts as required by law and shall operate under and in compliance with the Kentucky Workers' Compensation Act and the regulations promulgated thereto. LESSEE shall commit no waste of coal in, under or to the Leased Premises or any part thereof. LESSEE, upon request herefor, shall provide LESSOR with copies of all applicable permits, bonds, bond releases, licenses and governmental approvals applicable to mining, water pollution, coal refuse disposal and operation and maintenance of permanent structures and roads. Notwithstanding the other provisions of this Section 5.3, it is understood that one or more routine violations shall not constitute a default hereunder so long as such violation(s) are cured, abated, or contested in good faith as soon as practicable.

SECTION 6: ROYALTIES

      6.1: TONNAGE ROYALTY RATES; ROYALTIES BASED ON GROSS WEIGHT; WASHED COAL

      As rental for the term commencing on the effective date hereof, LESSEE hereby covenants and agrees to pay unto LESSOR, without necessity or previous demand, at the times hereinafter specified and at such place or places as LESSOR shall from time to time designate in writing, for each and every ton of two thousand (2,000) pounds of coal mined or produced from the Leased Premises, tonnage royalties in the amount of One Dollar and Fifty Cents ($1.50) per saleable ton or seven percent (7%) of the gross sales price as sold, whichever shall be greater. If the coal is washed, then royalties will be based upon the clean coal basis and upon the gross weight of coal as loaded for shipment to market. All coal mined hereunder shall be sold at arm's length.

      6.2: GROSS SALES PRICE - GENERALLY

      The term "gross sales price" (sometimes "GSP") as used in this Lease means the sales price to LESSEE'S consumer F.O.B. at the final local loading point, before deduction of commission or selling expense. However, coal sold by LESSEE for export, trans-shipment by lake or to independent retail coal yards, or other comparable conditions, shall be considered as sold to LESSEE'S consumer.

      The minimum tonnage royalty or rental and any additional royalty above the minimum tonnage royalty will be calculated at the end of each month based upon the current month's gross sales price per ton.

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      The gross sales price of all coal produced each month shall be averaged each month to determine the amount of royalties due by dividing the total selling price of all coal produced by the total tonnage of all such coal.

      6.3: GROSS SALES PRICE - COAL NOT SOLD AT ARM'S LENGTH OR SOLD FOR LESS
           THAN PREVAILING MARKET VALUE

      In the event any of the Leased Coal shall be sold by LESSOR at other than an arm's length sale or for less than the fair market value thereof, or used or consumed on or off the Leased Premises without sale by LESSEE, the selling price for the purpose of computing tonnage royalty shall be at LESSOR'S option, the fair market value of such coal as prepared and loaded at the point of sale or, if used or consumed, at the time of use or consumption.

      6.4: WHEELAGE ROYALTIES

      The LESSEE shall owe wheelage to LESSOR in the amount of Ten Cents ($0.10) per ton for all coal mined from LESSEE'S other operations and hauled and transported into, over, through or under the property leased to LESSEE hereunder, which wheelage obligation shall expire as of August 1, 2007.

      6.5: WEIGHT OF COAL MINED; AUDIT PROCEDURE

      LESSEE, on or before the 25th day of each calendar month, shall furnish to LESSOR a report, on forms approved by LESSOR, showing the quantity of coal taken from the Leased Premises and the gross sales price thereof, during the preceding month, using the weights at the tipple furnished by the railroad company over whose railroad the coal is shipped. The weighing of the coal shall occur prior to any intermingling of the Leased Coal with that owned by another. If coal shall be taken and shall not be shipped by rail, the quantity thereof shall be ascertained by scale weight, truck weight or such other manner satisfactory to LESSOR. In the event Leased Coal is intermingled and/or stockpiled with other coal at the tipple and/or any other location, then, and in that event, the Leased Coal shall be ascertained by scale weight, truck weight or other manner satisfactory to LESSOR, and shall be weighed prior to any intermingling or stockpiling. LESSEE shall also comply with any further reasonable rules and regulations that may be prescribed by LESSOR for the correct ascertainment and report of the coal mined hereunder, and the gross sales price received therefor and, upon ten (10) days prior written notice, LESSOR, its officers, accountants and authorized employees, shall have free access at all reasonable times to the books and records of LESSEE to check tonnage shipped and sold, the

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gross sales price of coal, and the amount received therefor, if it so desires, for the purpose of making calculations of the amount of royalties due under the terms hereof.

      In the event LESSOR shall cause the books and records of LESSEE to be audited, as it may do periodically and at reasonable times at LESSOR'S cost, and such audit shall show for any calendar year an underpayment by LESSEE of royalties and other payments due hereunder, LESSEE shall promptly pay all of said deficit together with eight percent (8%) interest per annum from the date said sum or sums were due until paid and the costs of the audit. In case of disagreement as to the sums due, the parties shall name an independent nationally recognized auditing firm to re-audit said books and records.

      6.6 PAYMENT

      LESSEE covenants and agrees to pay to LESSOR, on or before the 25th day of each calendar month, the tonnage royalties for all coal mined from the Leased Premises during the preceding calendar month. The 25th day of each month is hereinafter referred to as "Payment Date."

      The royalty called for herein shall be paid by check or money order, mailed to LESSOR at Post Office Box 89, Hazard, Kentucky 41702, or delivered to the LESSOR'S office at Hazard, Kentucky, or at any place designated by it in writing, together with a report of the tons of coal mined during the period covered by the payment.

      6.7: MINIMUM ROYALTY

      LESSEE agrees to mine a sufficient amount of coal from the Leased Premises during the term of this Agreement to yield LESSOR production royalties in the amount of Fifty Thousand Dollars ($50,000.00) for the first lease year and One Hundred Thousand Dollars ($100,000.00) for each lease year thereafter. For purposes of this section, a lease year shall be a twelve month period commencing upon the Effective Date specified at the beginning of this Agreement or on any anniversary date thereof, whichever is applicable.

      6.8: RECOUPMENT

      Should LESSEE fail in any year to mine tonnage from the leasehold sufficient to pay the minimum royalty required for any such year, then it shall and does have the right in any one of the immediately next succeeding five (5) years during the life of this Lease, and after the required minimum royalty for such succeeding year or years shall have been paid for, to mine and remove sufficient coal from the Leased Premises, free of royalty, to reimburse itself for the

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minimum royalty in excess of actual tonnage mined in any such preceding year or years; but in no event shall any credit be carried forward to any subsequent year for any coal mined in excess of the required minimum during any given year.

SECTION 7: TAXES

      LESSEE shall pay taxes, levies or assessments including, but not limited to, ad valorem, property, excise, license, unmined mineral tax, privilege or severance taxes that may be legally assessed, imposed or levied by any governmental authority upon or with respect to (a) the Leased Premises; (b) LESSEE'S interest in this Lease; (c) all improvements and other property placed upon the Leased Premises by LESSEE; (d) the coal mined and removed hereunder;
(e) the production or severance of coal from the Leased Premises; or (f) the exercise of any right or privilege by LESSEE in connection with its operations hereunder, when the same become due and, if any such taxes be paid by LESSOR, then LESSEE shall repay to LESSOR the amount thereof promptly upon demand and, if a portion of the assessed property is leased to a Third Party, then the amount of tax LESSEE will be required to pay will be prorated based on the amount of coal or property under Lease to the LESSEE and, in case of default in payment of such taxes by LESSEE to the collecting authority or authorities, or in reimbursing LESSOR for any such taxes paid by it, any such taxes may be regarded and treated by LESSOR as rent reserved, and shall be collectible as rent under the laws of Kentucky, or in any manner herein provided for the collection of royalties and rentals hereunder. Notwithstanding the foregoing, LESSEE shall have the right, at its expense, to challenge in good faith, by legal and proper means, in the name, place and stead of LESSOR (if necessary), the amount, validity and equitability of any such taxes, levies or assessments; provided, however, that LESSEE shall at all times protect LESSOR'S title to the Leased Premises from tax liens, tax sales or any other encumbrances or impairments resulting directly or indirectly from any such challenge and LESSEE shall be responsible for any interest, penalty or similar charges incurred as a result of any such challenge.

SECTION 8: PRESERVATION OF RECORDS: ACCESS TO RECORDS; RIGHT TO OBTAIN
           INFORMATION

      8.1: PRESERVATION OF RECORDS REGARDING QUANTITY AND PRICE

      LESSEE shall keep and preserve all records used in preparing monthly statements to LESSOR as required herein, accurate books of account, railroad and/or truck weigh sheets, and any other records necessary to show accurately the weights of coal mined from the Leased

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Premises, the railroad or other weights after processing and cleaning, and showing the gross sales price of each ton of coal produced and shipped from the Leased Premises, and also all records of sampling, testing, processing and transportation from the Leased Premises. If LESSOR so requests, LESSEE shall furnish to LESSOR the weights furnished by the railroad company over whose railroad the coal is shipped, and its first weighing point, for all coal shipped by rail and, if coal shall not be shipped by rail, the quantity thereof shall be ascertained by scale weight, truck weight or such other manner satisfactory to the LESSOR.

      8.2: RIGHT TO OBTAIN INFORMATION

      LESSEE hereby grants to LESSOR, or its agents, the right to obtain from any railroad, trucker, towing, trucking or barge company or other carrier (collectively "Railroad et al.") on or by which coal mined hereunder shall be shipped, information as to the quantity of coal mined hereunder and shipped over such Railroad et al. at such time or times as LESSOR may desire such information, and this provision shall constitute full authority in the absence of any further express authority to such Railroad et al., to give such information to LESSOR or its agents.

SECTION 9: MONTHLY STATEMENTS

      LESSEE agrees to furnish the LESSOR at its address to which payments are to be made as provided in this Lease, before each of the Payment Dates of each calendar month, a statement signed by an authorized representative of LESSEE showing the quantities of coal mined during the time period to which the statement applies. Such statement shall set forth separately the quantities of coal sold and the gross sales price of each such sale.

      In the event that the total quantities of coal reported to have been mined from the Leased Premises is fifteen percent (15%) less than the quantities reasonably determined by LESSOR'S engineer to have been removed from the Leased Premises by volumetric measurements, then the monthly reports and royalty payable pursuant thereto shall be adjusted to reflect the amounts determined by such volumetric measurements. If LESSEE or LESSEE'S engineer disputes the determination of LESSOR'S engineer, LESSEE and LESSOR shall jointly select an independent engineer to determine the amount of coal mined by LESSEE and the determination of such engineer shall be binding. If LESSEE, during any calendar month, shall mine coal from the Leased Premises and also from other properties in the same geographical area, then LESSEE shall cause its registered professional mining engineer to make accurate volumetric measurements of the quantity of coal mined both from the Leased Premises and from other

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properties and shall furnish copies of such measurements, certified as accurate by such engineer, to LESSOR at the end of each such month.

SECTION 10: MINE MAPS AND OTHER DATA REGARDING LEASED PREMISES

      LESSEE shall have an experienced and competent registered mining engineer prepare a map on a scale of one hundred (100) feet to one (1) inch, which shall show accurately and completely the pit location of LESSEE'S operations by survey, together with the boundaries of the property, the location of all rights-of-way, streams, roads, buildings, mine workings, underground roadways, entries and passages, the location and identifying number of each drill hole, all elevations and coal sections showing the nature of the roof, draw slate, thickness of coal and impurities as each occurs within the demised seams, nature of the top and bottom and any other information as may be reasonably requested by LESSOR. LESSEE shall also have an experienced and competent registered engineer to make surveys, determine elevations, prepare and keep on a scale of four hundred (400) feet to one (1) inch a map of said coal, which map shall be posted every month and shall show accurately and completely, by true meridian, the boundaries of all the lands hereinbefore described, the location of all roads, streams, buildings and other improvements, all mine workings of LESSEE within said boundary of land and cross sections of said coal taken at sufficiently frequent intervals, not to exceed two hundred (200) foot intervals, as to reflect the average thickness of the Leased Coal, together with elevations in accordance with common surface and underground mining practices, and any additional information that can be practicably obtained and that may be necessary to the safe and proper conduct of the operations hereunder, or that may be reasonably required by LESSOR. In measuring all mines, all strip pits and underground development shall be measured accurately and located correctly; and, with respect to Hi-Wall mining and auger mining operations, logs shall be kept, all holes located by surveying, the hole diameter shall be shown on the map and the depth of each hole plotted. The size of the aforesaid map shall accord with standards furnished by LESSOR, and a copy of said map shall be sent to LESSOR on or before the 20th day of January, the 20th day of April, the 20th day of July and the 20th day of September of each year, properly posted in accordance herewith for the three (3) months ending on the last day of the calendar month immediately preceding; and LESSOR, its agents or engineers or other persons in its behalf, shall have access to the maps, plans and tracing of LESSEE and may take therefrom such additional copies that may be desired. If LESSEE shall fail to furnish the map or maps

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provided for herein for thirty (30) days and demand thereof shall have been made by LESSOR, LESSOR may, at its option, have its engineer make surveys and prepare such map or maps at the cost of LESSEE. Before any place is abandoned, it shall be measured and mapped and LESSOR shall be notified so that LESSOR'S engineer may also inspect the proposed area to be abandoned.

      All boundaries shall be surveyed prior to mining and if, during the mining operations on the leasehold LESSEE shall remove or destroy any internal or external tract boundary corner, tree or other boundary marker, ridge line, stream or natural boundary or point, LESSEE agrees, as soon as practicable thereafter, to resurvey such boundary and place such permanent points and monuments as may be adequate and proper for the accurate relocation of the boundary so affected.

      LESSEE agrees to promptly furnish to LESSOR a map of the relocated boundary, together with a copy of the surveyor's notes and such other supporting data as may have been used by LESSEE in making such boundary relocation.

SECTION 11: CONDUCT OF MINING; PLANS

      LESSEE agrees to work and mine the Leased Coal in substantial conformity with general plans of mining and descriptions thereof, which shall in advance of development be prepared by LESSEE's engineer upon a map showing the proposed plans and which shall be submitted by LESSEE to LESSOR and shall be subject to the approval of LESSOR. Such approval shall be given within thirty (30) days in writing after the plans are formally submitted, or disapproved within that time. Formal submission of the plan shall be in writing, stating that LESSOR shall have thirty (30) days to approve or disapprove of the plans. The basis for any disapproval of the mining plans by LESSOR shall be confined to those factors having to do with the amount of overall mineable and merchantable coal recovery from the Leased Premises. In the event LESSOR should disapprove any mine plans submitted by LESSEE, the parties each agree that they will work together in good faith and with all possible diligence to try to resolve their differences with respect to the proposed plans.

SECTION 12: SECURITY INTEREST AND LIEN FOR ROYALTIES, RENTALS AND OTHER
            PAYMENTS: OTHER LIENS

      All royalties, rentals and other amounts due hereunder from LESSEE to LESSOR shall be and always remain and constitute, until paid to LESSOR, a lien upon, and LESSEE does hereby grant to LESSOR a security interest in all property of LESSEE which shall be brought upon or used in connection with the Leased Premises including, without limitation, all improvements, buildings, structures, equipment, machinery, mining records and property receivable upon release of reclamation bonds, and a lien on and security interest in the leasehold estate hereby created. No mortgage or deed of trust or other lien on the leasehold estate hereby created or on any property placed in the Leased Premises, or both, shall have the effect of a lien superior or precedent to the security interest of LESSOR.

SECTION 13: DETERMINING LIMITS OF MINEABLE AND MERCHANTABLE COAL; PRIVILEGE OF
            INSPECTING THE WORKS

      The term "mineable and merchantable" coal as used in this Lease means coal that, when reached in the normal mining process, could be mined at a profit by the use of good business practices and up-to-date machinery and by the use of modern mining and cleaning methods under the supervision of qualified mining engineers and mining personnel; provided, however, that when, in the mining process, local conditions shall render a particular section or area of the mine unprofitable under the foregoing definition, such particular section shall be determined to be unmineable and unmerchantable only after due consideration of the following factors: (1) the area of coal beyond the local conditions which will be lost or rendered unmineable or otherwise adversely affected; (2) the extent and nature of the local condition; (3) past experiences, if any, with similar conditions in the mine; (4) anticipated costs in overcoming the condition as compared to the loss of or adverse effects upon the coal beyond the condition; and (5) the past and present profitability of the mine as a whole.

      LESSEE shall, in the course of its mining operations, fully and adequately test around such portion or portions of the seam of coal being mined where such seam appears to consist of coal that is not mineable and merchantable (and record on its maps and give notice to LESSOR of its findings) and, based on the results of such testing, shall reasonably and properly establish the extent and limits of such portion or portions of said seam of coal. If LESSEE shall reasonably and properly determine that an area of coal is not mineable and merchantable, and if LESSEE shall notify LESSOR, in writing, thereof and allow LESSOR a reasonable opportunity to examine such area of coal (with the understanding that LESSOR shall make such examination as promptly as reasonably possible but in no event later than thirty (30) days after receiving such notice), then, subject to LESSOR'S right to dispute LESSEE'S aforesaid determination, such coal need not be mined or paid for. (LESSEE shall not abandon any mine without prior written notice to LESSOR as aforesaid. LESSEE shall be under no obligation to pay royalty on any mineable and merchantable coal left in place because of requirements of law, or for the reasonable protection of gas wells, oil wells, power lines, telephone lines or structures or improvements on the surface.)

SECTION 14: LOSS OF RECOVERABLE COAL

      LESSEE agrees that if at any time LESSEE does not conduct its mining operations in substantial accordance with the terms of this Lease and the general plans provided for hereinafter, or according to modern and efficient methods of mining, and loss of coal shall thereby result, then LESSEE shall pay LESSOR for coal so lost at the rate of royalty provided for herein as though said coal had been actually mined and sold. In the event LESSEE fails to pay for said lost coal as provided herein, LESSOR shall have the right to take whatever legal action necessary to collect for such lost coal.

SECTION 15: ENCROACHMENT OF BOUNDARIES

      LESSEE shall not at any time mine within twenty-five (25) feet of the boundary line of adjoining premises unless (a) the written consent of the owners of adjoining premises shall be first had and obtained; (b) such mining complies with all applicable laws, rules and regulations; and (c) obtain written permission from LESSOR to lease and mine adjoining property prior to mining all of the mineable and merchantable coal from LESSOR'S property.

SECTION 16: LESSOR'S INSPECTION

      LESSOR, its agents, officers, engineers and other persons on its behalf, shall have the right, after reasonable notice to LESSEE, to enter LESSEE'S mines on the Leased Premises and the mines of LESSEE on other lands operated in conjunction with the Leased Premises from time to time in order to inspect, examine, survey or measure the mining operations of LESSEE, or any part thereof, as well as mined-out areas, to verify or correct reports made by LESSEE as to quantities of coal mined from the Leased Premises, or for any other lawful purpose and, for such purposes, may freely use the means of access to the mining operations of LESSEE without hindrance or molestation. LESSEE shall furnish to LESSOR'S employees and agents transportation to and from the underground workings for any purposes deemed necessary by the LESSOR.

SECTION 17: DISPOSAL OF WASTE

      LESSEE shall not dispose of any refuse or by-products from mining or processing coal upon the Leased Premises which would result in the sterilization of LESSOR'S coal reserves. Should LESSEE need such area for disposal, then, in that event, LESSEE must have prior written consent of LESSOR, which consent shall not be unreasonably withheld. It shall be LESSEE'S responsibility to comply with all Federal, State and local laws governing disposal of waste material. LESSEE shall exercise strict care in the handling, transportation and disposal of refuse designated as "hazardous" by Federal, State or local regulations.

SECTION 18: INDEMNITY; WORKERS' COMPENSATION; INSURANCE

      18.1: INDEMNITY

      LESSEE covenants and agrees to indemnify and save harmless LESSOR, its officers, directors, stockholders, employees, agents and engineers from and against [a] any and all claims, demands, actions and/or causes of action (regardless of when accrued or asserted) by or on behalf of any person, firm, corporation or governmental body or agency for damages, injuries, death, penalties, fines, assessments or otherwise, caused by, arising out of, resulting from, or as a consequence of (i) the acts or omissions of LESSEE, its officers, agents, employees, licensees, invitees and/or contractors, subcontractors or any one or more of them, or any other person or entity acting by direct or indirect authority of LESSEE, or (ii) the use and enjoyment of the Leased Premises pursuant to this Lease; and [b] any and all reasonable costs, counsel fees, and expenses incurred in or about any such claim or action brought thereon, all of which costs, counsel fees and expenses shall be reimbursed to LESSOR by LESSEE immediately upon receipt of an Invoice from LESSOR showing that same have been paid. The above indemnity provisions shall survive the termination of this Lease.

      18.2: INSURANCE

      LESSEE further covenants and agrees to obtain and maintain the following insurance and to provide copies of the policies (or certificates thereof) to
LESSOR:

      (a) Comprehensive General Public Liability Insurance adequate to cover any and all claims but not less than One Million Dollars ($1,000,000.00) for any one
(1) person and Three Million Dollars ($3,000,000.00) for any one (1) accident or personal injury and not less than Five Million Dollars ($5,000,000.00) property damage for any one (1) accident. Such liability insurance shall provide coverage against losses arising out of legal liability due to coal mining operations or any other uses of or operations on the Leased Premises pursuant to this Lease, including, but not limited to, those coverages commonly referred to as [i] premises and operations; [ii] contractual; [iii] contingent; [iv] products; [v] hired cars; [vii] non-ownership; [vii] liability arising out of employees' use of personal cars for personal business;

[viii] subsidence, pollution or contamination of water, gob pile slides and movement of overburden.

      (b) Environmental Impairment Liability Insurance covering damages and claims arising out of the creation of any condition which contravenes any common law, statutory or regulatory duty to avoid pollution of every kind and nature including, without limitation, laws and regulations treating conservation, aesthetics and water and air pollution in an amount sufficient to cover any and all claims but not less than One Million Dollars ($1,000,000.00).

      (c) Standard Workers' Compensation and Employers' Liability Insurance to cover any and all claims but a minimum limit of One Hundred Thousand Dollars ($100,000.00) for employers' liability, such policy to include the Federal Coal Mine Health and Safety Act Endorsement.

      18.3: FINANCIAL RESPONSIBILITY

      As a condition precedent to this Lease becoming effective, and thereafter annually and at such other times as may be requested by LESSOR, LESSEE agrees that it will furnish LESSOR evidence of LESSEE'S financial responsibility to carry out its obligations under this Lease and shall furnish to LESSOR certificates of insurance showing that LESSEE has in effect and maintenance the insurance coverages required in Section 18.2 above.

SECTION 19: BLACK LUNG OBLIGATION

      19.1: COMPLIANCE WITH LAW

      Not in limitation of the foregoing, LESSEE agrees that it shall comply with all of the terms and provisions of the Black Lung Benefits Act, Title IV of the Federal Mine Safety and Health Act of 1977, 30 U.S.C. 901 et. seq., and the Internal Revenue Code, 26 U.S.C. 1 et. seq., Black Lung Benefits Reform Act of 1977 (P.L. 95-239), Black Lung Benefits Review Act of 1981 and the Black Lung Benefits Amendments Act of 1981 (P.L. 97-119), 95 Stat. 1635, as now or hereafter amended, and all rules and regulations adopted pursuant thereto (collectively "Acts").

      19.2: LESSEE TO BE OPERATOR

      LESSEE acknowledges that as between itself and LESSOR it is, and shall be deemed to be, the operator of any coal mine or coal preparation facility for the extraction, preparation or transportation of coal from the Leased Premises and of all related activities including, but not limited to, coal mine construction or maintenance engaged in by LESSEE or persons under contract with LESSEE pursuant to the terms of this Lease with respect to any claim for black lung benefits ("Benefits") filed by or on account of its employees or former employees. LESSEE shall secure and shall require any other person or entity who operates, controls or supervises a coal mine or coal preparation facility on the Leased Premises or performs services of construction, maintenance, transportation or other activities related to coal mining or preparation under the terms of this Lease, or who otherwise may be liable for the payment of Benefits, to secure the payment of such Benefits to or on account of employees or former employees in accordance with all applicable laws, rules and regulations and shall provide LESSOR, upon request, with appropriate certification that each of them has provided security in compliance with all applicable laws, rules and regulations for the payment of such Benefits.

      LESSEE does hereby agree that it will indemnify and hold LESSOR harmless from any liability or expenses including, but not limited to, reasonable attorney's fees and expenses which LESSOR may suffer directly as a result of or with respect to any claim for Benefits filed by or on account of any of LESSEE'S employees or former employees, or employees or former employees of others who may be required to secure the payment of Benefits.

SECTION 20: DECISIONS CONCERNING MINING

      Notwithstanding anything in this Lease to the contrary, this Lease does not empower LESSOR to make any decision and LESSOR hereby expressly waives and disclaims any right to make any decisions with respect to the terms and conditions under which the Leased Coal is extracted or prepared such as, but not limited to, the manner of extraction or preparation or the amount of such coal to be produced, all within the meaning of the Acts. The parties hereto do acknowledge, however, that LESSOR has reserved certain rights and has imposed certain requirements under the terms of this Lease solely for the purpose of preventing waste and protecting the reserved rights of LESSOR.

SECTION 21: USE AND REMOVAL OF EQUIPMENT & IMPROVEMENTS

      Upon termination of this Lease, other than by forfeiture, and provided LESSEE is not then in default of any of the terms of this Lease, LESSEE shall remove all mobile machinery and equipment owned or controlled by it from the Leased Premises within thirty (30) days after said termination or said machinery and equipment shall revert to and become the property of LESSOR; and/or all of the permanent improvements and attachments thereto including, but not limited to, loading facilities, tipple, railroad siding and stationery machinery and equipment contained in said loading facility and/or tipple, placed upon the Leased Premises, or any addition thereto, shall, within sixty (60) days, be valued and appraised by two disinterested persons, one to be chosen by each of the parties hereto and, in case of disagreement, those two shall choose a third and the third such chosen, or a majority of them, shall value the improvements and attachments thereto, and LESSOR shall have option to purchase any and/or all of said permanent improvements and attachments, at such valuation, within thirty
(30) days after written notice of such valuation by the appraisers. If LESSOR elects not to exercise the option contained herein, LESSEE shall have the privilege of removing said permanent improvements from the Leased Premises, or any additions or attachments thereto, within three (3) months after LESSOR notifies LESSEE that it elects not to exercise the option contained herein. Upon failure to remove the same within said period, said permanent improvements and attachments shall revert to and become the property of LESSOR.

SECTION 22: ASSIGNMENT AND SUBLETTING

      LESSEE, without LESSOR'S prior consent, may transfer this Lease or its rights herein to the parent, subsidiary or affiliate of LESSEE but may not permit mining on the leased premises to he conducted by an independent contractor, except as hereinbefore provided. LESSEE shall not mortgage nor assign, convey, lease, underlet, sublet or set over any of its estate, interest or rights hereunder, or any part thereof, or any improvements made or placed upon the leasehold, either voluntarily or by operation of law, to any person or persons whomsoever, or any corporation whatsoever, for any time whatsoever, or to allow any third party to mine the leased premises under any form of agreement or contract, nor create, suffer or permit any lien or encumbrance thereon, in whole or in part, without the license and consent of the LESSOR, in writing, for that purpose being first had and obtained, which consent shall not be unreasonably withheld, and in the case of such assignment or transfer, the transferees shall assume in writing all the obligations of the LESSEE in a form satisfactory to the LESSOR; however, LESSEE herein shall not be relieved by reason of such assignment from its primary responsibilities and liabilities for the performance of the terms and conditions of this Lease, including but not limited to the payment of all rents and royalties herein provided for; and neither this Lease nor the term created thereby, nor any rights and privileges hereby conferred, shall be subject to sale or disposition thereof, in whole or in part, by or under the judgment, decree or order of any court or by or through any judicial process of law or in equity, except for the purpose of enforcing, at the insistence of the LESSOR, its rights and remedies hereunder, including the lien provided in this Lease to secure the payment of all rents and royalties and other sums of money, and to secure the performance of all terms of this Lease.

      Any transfer of fifty percent (50%) or more of the outstanding capital stock of LESSEE shall be deemed an assignment requiring the prior written consent of LESSOR provided, however, that LESSOR'S consent shall not be required for the transfer of all or any part of the stock of LESSEE to AEI Holding Company, Inc. or any affiliate thereof.

      Any assignment, transfer, sublease, lien or encumbrance, either voluntary or involuntary, by operation of law or otherwise, in violation of this Section, shall, at LESSOR'S option, cause an immediate forfeiture hereof, and the rights and interests of LESSEE shall forthwith cease and terminate.

SECTION 23: DEFAULTS; REMEDIES

      23.1: DEFAULTS; FORFEITURES; GENERALLY

      If at any time:

      (a) LESSEE shall fail to pay as and when due (i) any of the rentals or royalties (including, without limitation, tonnage or minimum royalties) required to be paid under the terms of this Lease or (ii) any sums of money required to be paid for taxes or on account of coal lost or not mined, and any such failure continues for a period of thirty (30) days or more after written notice of such failure shall have been received by LESSEE, or

      (b) LESSEE shall fail to perform or be guilty of a breach of any one or more of the other material terms, conditions, covenants, stipulations and agreements of this Lease relating to matters other than the payment of money and, if any such failure or breach shall continue for a period of at least sixty
(60) days or more after written notice of such failure or breach shall have been received by LESSEE without being cured, if cure is possible within such sixty
(60) day period or, if not, without LESSEE commencing to cure within such sixty
(60) day period and thereafter diligently pursuing cure of any such failure or breach, then, in the case of either (a) or (b), LESSOR shall have the right to elect to forfeit and terminate this Lease and all of the rights of LESSEE hereunder, whereupon all of LESSEE'S rights hereunder and the leasehold estate thereby created shall immediately be forfeited and terminated, and LESSOR shall have the right at any time thereafter, with or without further notice or demand, to re-enter into or upon the Leased Premises and hold and possess the same, and all of the property of LESSEE thereon, free and clear from any claims of LESSEE thereto. No action, suit, demand or actual re-entry shall be required to accomplish any forfeiture and the declaration by LESSOR shall be sufficient without more. A forfeiture shall not excuse LESSEE from its obligations to LESSOR for damages for breach of this Lease by LESSEE.

      Notwithstanding the foregoing, it is understood that all sums of money required to be paid by LESSEE under the terms of this Lease, including e.g. rentals, royalties and taxes, shall bear interest from the date when such sums are due until actually paid at the rate of eight percent (8%) per annum and, in addition, LESSEE shall reimburse LESSOR for all of its reasonable expenses incurred in collecting any such sums from LESSEE, including without limitation.

      23.2: LESSEE'S BANKRUPTCY, INSOLVENCY, ETC.

      If LESSEE shall: (a) discontinue business (b) make a general assignment for the benefit of its creditors (c) apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial part of its assets,
(d) be adjudicated a bankrupt or insolvent, or (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or State) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any petition filed against it in any bankruptcy, reorganization, insolvency or other proceedings (whether Federal or State) relating to relief for debtors, (f) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction, which (i) assumes control of LESSEE, (ii) approves a petition seeking reorganization of LESSEE or any other judicial modification of the rights of any of its creditors, or (iii) appoints a receiver, trustee or liquidator for LESSEE or for all or a substantial part of any of its business or assets, then, and in any such event, LESSEE shall be in default and LESSOR shall be entitled to exercise its remedies under this Lease. To the extent that any portion of this Section is held to be unenforceable, such holding shall not render the remaining portions of this Section or any portions of this Lease unenforceable.

SECTION 24: TERMINATION OF LEASE AFTER EXHAUSTION OF MINING

      If at any time while this Lease remains in effect LESSEE shall have completed its mining operations and shall have mined, removed and paid royalty on all of the mineable and merchantable Leased Coal and, if LESSEE shall have fully discharged all of its obligations hereunder and is not then in default, said LESSEE shall have the right to terminate this Lease by giving LESSOR sixty (60) days written notice of its intent to terminate. In the event this Lease is terminated by LESSEE under the terms of this Section, for the purpose of evidencing upon the public records the termination of this Lease, LESSEE shall execute, acknowledge and deliver to LESSOR a proper release.

SECTION 25: OTHER REMEDIES

      All royalties, rentals and other payments herein agreed to be paid to LESSOR shall be due and payable, without demand made therefor, on the respective dates when due, as provided for hereinabove and shall be deemed and treated as rents reserved upon contract by the LESSOR, and all remedies now or hereafter given by the laws of Kentucky to landlords for the collection of rents shall exist in favor of the LESSOR for the collection of same; and, if any of said royalties, rentals or other payments shall remain unpaid for thirty (30) days after the same become due and payable as hereinbefore provided, LESSOR shall have the right to enforce the payment of same by remedies given by law to landlords against delinquent tenants for non-payment of rent. In order to secure the payment of all said royalties, rentals and other payments and also to secure the payment of all taxes and assessments required to be paid by the LESSEE under the terms of this Lease and to secure the performance of all the terms, conditions and obligations of this Lease, to be kept and performed by LESSEE, a lien is hereby expressly retained, reserved, created, given and imposed upon this leasehold and upon all tipples, buildings, structures, tracks, wire, rolling stock and machinery and equipment of every kind, including all property, both real, personal and mixed, placed upon the Leased Premises or used in connection with this mining operation.

SECTION 26: NO WAIVER

      A waiver by LESSOR of any particular default upon the part of LESSEE which would entitle LESSOR to forfeit and terminate this Lease and re-enter and take possession, shall not prevent the right of LESSOR to forfeit this Lease for any other cause, or for the same cause occurring at any other time. The receipt by LESSOR from LESSEE of payment of rentals, royalties or other sums after the occurrence of any default that would authorize LESSOR to declare a forfeiture of this Lease, or the continued recognition by LESSOR of LESSEE as its tenant after the occurrence of any default entitling LESSOR to declare a forfeiture shall not be deemed a waiver of LESSOR'S right of forfeiture, so long as the cause of forfeiture continues to exist. No action taken by LESSOR to terminate or forfeit this Lease shall waive the right of LESSOR to collect and receive any rentals, royalties or other sums of money that may be or become due and owing to it by LESSEE. Receipt and acceptance by LESSOR of any amounts tendered by LESSEE shall not constitute an agreement by LESSOR that such amounts are the proper amounts due or a waiver of LESSOR'S claims for greater amounts. All payments by LESSEE to LESSOR shall apply in the items longest past due, and the receipt of any such payment shall not be a waiver of the right of forfeiture of any other remedy available to LESSOR with respect to items which remain undischarged after crediting such payments.

SECTION 27: NOTICES AND PAYMENTS

      Any notice which LESSOR may desire to serve upon LESSEE and any payment which LESSOR may be required to make to LESSEE pursuant to the terms of this Lease may be served or made by mailing such notice or payment by United States registered or certified mail, postage prepaid, addressed to Leslie Resources, Inc., 1021 Tori Drive, Hazard, Kentucky 41701, or addresses as may be designated from time to time in writing, from LESSEE to LESSOR, and the mailing of such notice shall constitute the giving of notice.

      Any notice that LESSEE may desire to serve upon LESSOR or any payment which LESSEE is required to make to LESSOR pursuant to the terms of this Lease, may be given or made by United States registered or certified mail, postage prepaid, addressed to Kentucky Union Company at P. O. Box 89, Hazard, Kentucky 41702, or such other address or addresses as may be designated from time to time, in writing, from LESSOR to LESSEE, and the mailing of any such notice shall constitute the giving of notice.

SECTION 28: MISCELLANEOUS

      28.1: HEADINGS

      The headings of the sections and subsections of this Lease are for convenience of reference only, and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

      28.2: BINDING EFFECT

      All of the terms, conditions, covenants, stipulations and agreements to be performed and observed by the respective parties hereto shall be binding upon their successors and assigns, and shall inure to the benefit of the other parties and their successors and assigns, and said other parties, their successors or assigns may enforce any and all of said terms, conditions, covenants, stipulations and agreements.

      28.3: MEMORANDUM

      The parties agree not to record this Lease but, upon request of any party, the parties will execute a Memorandum of this Lease reflecting the terms hereof suitable for recordation.

      28.4: SURVIVAL

      All of LESSEE'S obligations under this Lease shall be construed to survive the termination of this Lease to the extent reasonably necessary to protect LESSOR and the Leased Premises from any danger or liability resulting from the use of the Leased Premises during the term of this Lease. Any provisions of this Lease which, by its terms, has or may have application after the termination or forfeiture of this Lease, shall be deemed, to the extent of such application, to survive termination and forfeiture.

      28.5: CONDEMNATION

      If, while this Lease remains in effect, the Leased Premises or any material portion thereof shall be taken by the exercise of the power of eminent domain, or condemnation or sale under threat of condemnation, this Lease shall terminate with respect to the leased premises, or portion thereof affected thereby, as of the date of such taking or sale. Any award, payment, fee, settlement or other compensation in any form whatsoever paid, credited or due and owing by the authority exercising the power of eminent domain or condemnation or made by any court of competent jurisdiction shall become the sole property of LESSOR.

      28.6: ENTIRE AGREEMENT

      This Lease constitutes the sole and entire existing agreement between the parties and expresses all the obligations of and restrictions imposed upon the parties. All prior agreements and commitments, whether written or oral, between the parties are either superseded by specific sections of this Lease or, in the absence of such coverage, specifically withdrawn.

      28.7: AMENDMENTS

      This Lease is subject to amendment, alteration or addition only by mutual agreement, in writing, between the parties.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

      IN TESTIMONY WHEREOF, witness the signatures of the parties hereto, in duplicate original, on this the day and year first above written.

                                     LESSOR:

                                     KENTUCKY UNION COMPANY

                                     BY: /s/ L.D. Gorman
                                         ---------------------------------------
                                         L.D. GORMAN, PRESIDENT

                                     BY: /s/ Elmer Whitaker
                                         ---------------------------------------
                                         ELMER WHITAKER, VICE PRESIDENT

                                     LESSEE:

                                     LESLIE RESOURCES, INC.,

                                     BY: /s/ Donald P. Brown
                                         ---------------------------------------

                                     ITS: President

STATE OF KENTUCKY

COUNTY OF PENNY

      Subscribed, acknowledged and sworn to by and before me by L. D. Gorman, President of Kentucky Union Company, this the 21st day of May, 1998.

                                         /s/ James Harry Fields
                                         ---------------------------------------
                                         NOTARY PUBLIC/STATE AT LARGE

My Commission expires:

September 29th, 2000

STATE OF KENTUCKY

COUNTY OF FAYETTE

      Subscribed, acknowledged and sworn to by and before me by Elmer Whitaker, Vice President of Kentucky Union Company, this the 21st day of May, 1998.

                                         /s/ James Harry Fields
                                         ---------------------------------------
                                         NOTARY PUBLIC/STATE AT LARGE

My Commission expires:

September 29th, 2000

STATE OF KENTUCKY

COUNTY OF BOYD

      Subscribed, acknowledged and sworn to by and before me by Donald P. Brown, President, known to me to be the President of Leslie Resources, Inc., this the 22nd day of May, 1998.

                                         /s/ Lavina K. Conley
                                         ---------------------------------------
                                         NOTARY PUBLIC/STATE AT LARGE

My Commission expires:

June 13, 1998

      IN TESTIMONY WHEREOF, witness the signatures of the parties hereto, in duplicate original, on this the day and year first above written.

                                     LESSOR:

                                     KENTUCKY UNION COMPANY

                                     BY: /s/ L.D. Gorman
                                         ---------------------------------------
                                         L.D. GORMAN, PRESIDENT

                                     BY: /s/ Elmer Whitaker
                                         ---------------------------------------
                                         ELMER WHITAKER, VICE PRESIDENT

                                     LESSEE:

                                     LESLIE RESOURCES, INC.,

                                     BY:  ______________________________________

                                     ITS: ______________________________________

STATE OF KENTUCKY

COUNTY OF PENNY

      Subscribed, acknowledged and sworn to by and before me by L. D. Gorman, President of Kentucky Union Company, this the 21st day of May, 1998.

                                         /s/ James Harry Fields
                                         ---------------------------------------
                                         NOTARY PUBLIC/STATE AT LARGE

My Commission expires:

September 29th, 2000

STATE OF KENTUCKY

COUNTY OF FAYETTE

      Subscribed, acknowledged and sworn to by and before me by Elmer Whitaker, Vice President of Kentucky Union Company, this the 21st day of May, 1998.

                                         /s/ James Harry Fields
                                         ---------------------------------------
                                         NOTARY PUBLIC/STATE AT LARGE

My Commission expires:

September 29th, 2000

This Instrument was prepared and / or approved by

/s/ Gary L. Colley
---------------------------------
Gary L. Colley, Attorney
Addington Corporate Center
2000 Ashland Drive
Ashland, Kentucky 41101

                     ASSIGNMENT OF REAL PROPERTY AGREEMENTS

      This Assignment of Real Property Agreements (the "Agreement"), dated as of September 30, 2004, is among ICG HAZARD, LLC, a Delaware limited liability company, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Buyer"), and LESLIE RESOURCES INC., a Kentucky corporation, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Seller").

                                    RECITALS

A. This Agreement is being entered into to effect the transactions contemplated by the Asset Purchase Agreement, dated May 13, 2004 as amended and restated on June 2, 2004 (as the same may be hereafter amended or supplemented, the "Purchase Agreement"), between the Buyer and Horizon Natural Resources Company ("Parent") and certain of its subsidiaries (collectively, the "Sellers"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

B. The Seller is one of the Sellers, and is a party to the real property agreements set forth on Schedule A hereto, which pertain to real property located in Breathitt County, Kentucky (the "Real Property Agreements").

C. The Seller desires to assign to the Buyer, and the Buyer desires to assume, all of the Seller's right, title and interest in and to the Real Property Agreements, pursuant to the terms of the Purchase Agreement.

D. The assignment of the Real Property Agreements covered hereby has been approved by Order Pursuant to 11 U.S.C. Sections 105(A), 362, 363, 365, 1123 and 1146(C) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014: (A)
      Approving Asset Purchase Agreements, (B) Authorizing Sale of Substantially All Assets Free and Clear of All Liens, Claims, Interest and Other Encumbrances, and (C) Authorizing Assumption and Assignment of Certain Agreements, entered on September 16, 2004, by the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Division, in the Chapter 11 proceeding styled in In Re: Horizon Natural Resources Company, et al. (including Seller) (the "Sale Order," a copy of which is attached hereto and made a part hereof as Exhibit 1), such proceedings being jointly administered under Case No. 02-14261. Pursuant to the Sale Order and Section 1146 of the U.S. Bankruptcy Code, the execution and delivery of this instrument shall not be taxed under any law imposing a transfer tax, stamp tax or similar tax.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. The Seller hereby grants, assigns, transfers, conveys, delivers and sets over unto the Buyer all of its right, title, interest, duties and obligations in, to and under the Real Property Agreements.

2. Assumption. The Buyer hereby assumes all of the Seller's right, title, interest, duties and obligations in, to and under the Real Property Agreements and agrees to be bound by all of the terms and conditions of the Real Property Agreements and to pay, perform and discharge when due, all duties and obligations of the Seller under the Real Property Agreements, in each case, however, only to the extent such obligations are Assumed Liabilities.

3. Conflict. This Agreement is subject to all the terms and conditions of the Purchase Agreement and Sale Order. No provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement or the Sale Order. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement and the Sale Order, the terms and conditions of the Purchase Agreement and the Sale Order shall control.

4. Governing Law. Except to the extent inconsistent with the United States Bankruptcy Code, this Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to or application of its conflict of laws rules. The parties to this Agreement agree that the Bankruptcy Court shall have exclusive jurisdiction, and the parties hereby submit to such jurisdiction, of any dispute arising under or related to this Agreement.

5. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages) and all such counterparts taken together shall constitute one and the same Agreement.

6. Severability. If any provision of this Agreement or its application is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

7. Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are suspended by this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements.

8. Headings. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision in it.

9. No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

10. Successors and Assigns. The terms of this Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Further Assurances. Each party hereto agrees, upon the reasonable request of the other party hereto, to make, execute and deliver any and all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper (without the expenditure of funds) to effectuate, confirm, perform or carry out the terms or provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement as of the date first forth above.

BUYER:                               ICG HAZARD, LLC

                                     By:/s/ David Louis Wax
                                        ----------------------------

                                     Name: David Louis Wax

                                     Title: Vice President


SELLER:                              LESLIE RESOURCES, INC.

                                     By:/s/ Marc Merritt
                                        ----------------------------

                                     Name: Marc Merritt

                                     Title: Treasurer

STATE OF NEW YORK
COUNTY OF NEW YORK

      The foregoing Assignment of Real Property Agreements was acknowledged before me on September 29, 2004, by David Louis Wax, as Vice President of ICG Hazard, LLC, a Delaware limited liability company, for and on behalf of company.

                                      /s/ Joseph Mignone
                                      ------------------------------------------
                                      Notary Public, State at Large
                                      My Commission Expires November 10, 2007

STATE OF NEW YORK
COUNTY OF NEW YORK

      The foregoing Assignment of Real Property Agreements was acknowledged before me on September 29, 2004, by Marc Merritt, as Treasurer of Leslie Resources, Inc., a Kentucky corporation, for and on behalf of the company.

                                        /s/ Margie Tuan
                                        ---------------------------------------
                                        Notary Public, State at Large
                                        My Commission Expires:  Jan. 3, 2006

THIS INSTRUMENT PREPARED BY:

/s/ Warren J. Hoffman
------------------------------------
Warren J. Hoffman, Esq.
Frost Brown Todd LLC
250 West Main Street
Suite 2700
Lexington, Kentucky  40507-1749
(859) 231-0000

                                   SCHEDULE A

      The real property agreements being assigned or otherwise transferred by this instrument are those leases or instruments described in this Schedule A and being recorded at the indicated book/volume and page numbers identified in the charts in this Schedule A.

                                                                    Exhibit 10.7

                                                                      ICG-HZ-A-1

                                   SCHEDULE A

 CONTRACT #     CONTRACT TYPE        LESSEE              LESSOR            CTY        ST     CONTRACT DATE    BOOK     PAGE    DOC
-------------   -------------  -----------------   -------------------  ---------     --     -------------   ------  --------  ----
                               Leslie Resources,   Aiken, Laura And
LA-013-016-LR     Fee Lease    Inc. (017)          Burley Et Al         Breathitt     KY       10/24/1973      28      123

                               Leslie Resources,   Ark Land Company
SA-013-040-LR      Sublease    Inc. (017)          (Sublease)           Breathitt     KY       05/22/1998      27      660

                               Leslie Resources,   Bedford, Archie &
LA-013-012-LR     Fee Lease    Inc. (017)          Violet, Et Al        Breathitt     KY       09/27/1963      28      591

                               Leslie Resources,   Clemons, Milo &
SA-013-056-LR   Surface Lease  Inc. (017)          Nancy                Breathitt     KY       03/03/1986      28      607

                               Leslie Resources,
   200101         Coal Lease   Inc. (017)          Dassler, Peter G.    Breathitt     KY       04/23/2004    55, 29  425, 377

                               Leslie Resources,   Fitch, Goldie &
SA-013-059-LR   Surface Lease  Inc. (017)          Arnold               Breathitt     KY       01/10/1986      21      604

                               Leslie Resources,
LA-013-033-LR   Surface Lease  Inc. (017)          Fugate, George       Breathitt     KY       04/10/1969      28      542

                               Leslie Resources,
SA-013-057-LR     Coal Lease   Inc. (017)          Fugate, George       Breathitt     KY       05/15/1973      28      618

                               Leslie Resources,
SA-013-075-LR   Surface Lease  Inc. (017)          Fugate, George       Breathitt     KY       04/27/1982      28      626

                               Leslie Resources,   Fugate, George &
   200076       Surface Lease  Inc. (017)          Shirley              Breathitt     KY       02/14/2002      28      505

                               Leslie Resources,   Fugate, Lonzo &
   200100       Surface Lease  Inc. (017)          Rebecca              Breathitt     KY       04/26/2004      29      394

                               Leslie Resources,
LA-013-074-LR     Fee Lease    Inc. (017)          George Fugate Heirs  Breathitt     KY       12/15/2003      29      157

                               Leslie Resources,
   200098       Surface Lease  Inc. (017)          George Fugate Heirs  Breathitt     KY       05/21/2004      29      367

                               Leslie Resources,   Goff, Leo &
LA-013-010-LR     Fee Lease    Inc. (017)          Josephine, Et Al     Breathitt     KY       09/12/1983      19       24

                               Leslie Resources,   Goff, Leo William &
SA-013-045-LR     Fee Lease    Inc. (017)          Josephine Et Al      Breathitt     KY       08/17/1984      19      721

                               Leslie Resources,   Hollon, John S.,
LA-013-038-LR     Fee Lease    Inc. (017)          Et Al                Breathitt     KY       08/29/1966      28      522

                               Leslie Resources,   Howard, Herbert &
LA-013-034-LR   Surface Lease  Inc. (017)          Minna L.             Breathitt     KY       04/22/1974      28      123

                               Leslie Resources,
SA-013-048-LR   Surface Lease  Inc. (017)          Howell, Jeff  Et Al  Breathitt     KY       10/20/1967      28      525

  CONTRACT #   CONTRACT TYPE       LESSEE             LESSOR            CTY      ST  CONTRACT DATE  BOOK   PAGE         DOC
-------------- ------------- -----------------  -------------------  ---------   --  -------------  ----  -------  ----------------
                                                                                                                   2ndagmt.11/24/81
                             Leslie Resources,  Hudson, Reeve &                                           572 (25       Db-15,
LA-013-025-LR  Surface Lease Inc. (017)         Pherbia              Breathitt   KY    11/18/1981    15    Acres)   Pg-566(20 Acs.)

                             Leslie Resources,  Hunshell, Henry H &
SA-013-049-LR  Surface Lease Inc. (017)         Ollie C              Breathitt   KY    03/03/1966    28     630

                                                Johnson, Paul D.
                             Leslie Resources,  (Family Ltd
LA-013-020-LR   Fee Lease    Inc. (017)         Partnership)         Breathitt   KY    09/03/2000    28       1

                             Leslie Resources,  Kentucky May Coal
SA-013-041-LR   Sublease     Inc. (017)         Company Inc          Breathitt   KY    10/27/1982    28     529

                             Leslie Resources,  Kentucky Union
SA-013-044-LR   Fee Lease    Inc. (017)         Company              Breathitt   KY    08/01/1977    28     587

                             Leslie Resources,  Kentucky Union
LA-013-039-LR   Fee Lease    Inc. (017)         Company              Breathitt   KY    05/21/1998    27     773

                             Leslie Resources,
    200088     Coal Lease    Inc. (017)         Kycoga Company, Llc  Breathitt   KY    09/25/2003    29     150

                             Leslie Resources,  Lee, Rebecca S.,
LA-013-011-LR  Coal Lease    Inc. (017)         Et Al                Breathitt   KY    08/19/1985    28     555

                             Leslie Resources,  Marshall, William
LA-013-054-LR   Fee Lease    Inc. (017)         Bach Et Al           Breathitt   KY    07/30/1979    23     118

                             Leslie Resources,  Miller Bros. Coal,
SA-013-076-LR   Sublease     Inc. (017)         Inc.                 Breathitt   KY    10/16/2002    29      95

                             Leslie Resources,  Miller Bros. Coal,
SA-013-077-LR   Sublease     Inc. (017)         Inc.                 Breathitt   KY    11/27/2002    29     103

                             Leslie Resources,  Miller Bros. Coal,
SA-013-078-LR   Sublease     Inc. (017)         Inc.                 Breathitt   KY    12/31/2002    29     118

                             Leslie Resources,  Miller Bros. Coal,
SA-013-079-LR   Sublease     Inc. (017)         Inc.                 Breathitt   KY    12/31/2002    29     110

                             Leslie Resources,  Miller Bros. Coal,
SA-013-080-LR   Sublease     Inc. (017)         Inc.                 Breathitt   KY    01/23/2003    29     125

                             Leslie Resources,  Miller, John D., Et
    200075       Fee Lease   Inc. (017)         Al                   Breathitt   KY    06/14/2002    28     696

                             Leslie Resources,  Morgan & Maggie
    200090     Surface Lease Inc. (017)         Campbell Heirs       Breathitt   KY    12/22/2003    29     207

                             Leslie Resources,  Reynolds, Eleanor &
LA-013-014-ROW Surface Lease Inc. (017)         Marion               Breathitt   KY    08/16/1973   124     522

                             Leslie Resources,
 LA-013-018-LR   Fee Lease   Inc. (017)         Roberts, Hayden      Breathitt   KY    04/30/1974    28     551

                             Leslie Resources,  Sewell, Juliet,
 LA-013-008-LR   Fee Lease   Inc. (017)         Et Al                Breathitt   KY    05/01/1980     3      36

 CONTRACT #    CONTRACT TYPE       LESSEE             LESSOR            CTY      ST  CONTRACT DATE  BOOK   PAGE        DOC
-------------  -------------- -----------------  -----------------   ---------   --  -------------  ----  -------   ---------
                              Leslie Resources,  Sizemore, Buddy,
LA-013-031-LR    Fee Lease    Inc. (017)         Et Al               Breathitt   KY    10/15/1976    28     546

                              Leslie Resources,  Spencer, Gloria
SA-013-028-LR  Surface Lease  Inc. (017)         And Franklin Dean   Breathitt   KY    12/07/1994    26     484

                              Leslie Resources,  Strong, Donald &
LA-013-024-LR  Surface Lease  Inc. (017)         Nettie              Breathitt   KY    05/09/1977     8     389

                              Leslie Resources,  The University
LA-013-029-LR    Fee Lease    Inc. (017)         Of Kentucky         Breathitt   KY    06/16/1992    28     600

                              Leslie Resources,
LA-013-015-LR    Fee Lease    Inc. (017)         Turner, John R.     Breathitt   KY    10/10/1973     2      96

                              Leslie Resources,  Turner, John
LA-013-019-LR    Fee Lease    Inc. (017)         Raymond, Et Al      Breathitt   KY    03/09/1976    28     577

                              Leslie Resources,  Turner, Marie Et
SA-013-043-LR    Coal Lease   Inc. (017)         Al                  Breathitt   KY    08/01/1966     2     129

                              Leslie Resources,  Turner, Marie R.
LA-013-022-LR    Fee Lease    Inc. (017)         (Trust)             Breathitt   KY    03/16/1981    16     394

                              Leslie Resources,  Turner, Marie,
LA-013-013-LR    Fee Lease    Inc. (017)         Et Al               Breathitt   KY    08/18/1969    28     538

                              Leslie Resources,  University Of
SA-013-042-LR    Coal Lease   Inc. (017)         Kentucky            Breathitt   KY    06/09/1998    28     610

                              Leslie Resources,  Watkins, Kelly &
LA-013-007-LR  Surface Lease  Inc. (017)         Emma                Breathitt   KY    12/02/1970    28     572

                              Leslie Resources,  Williams Estate,
LA-013-014-LR    Coal Lease   Inc. (017)         Grace               Breathitt   KY    12/06/1972    28     123

                              Leslie Resources,  Williams, Martha
LA-013-017-LR    Fee Lease    Inc. (017)         Et Al               Breathitt   KY    04/26/1974     2     366

                              Leslie Resources,  Wilson Noble
   200096      Surface Lease  Inc. (017)         Heirs               Breathitt   KY    01/15/2004    29   257-267

                                                 Ark Land
                              Leslie Resources,  Co/Cumberland
LA-013-073-LR  Misc Agreement Inc. (017)         River Coal Co       Breathitt   KY    05/22/1998    42     617     628, 633

                                                 Ark Land Company
                              Leslie Resources,  (Assignment Of
LA-013-053-LR  Assignment     Inc. (017)         Lease)              Breathitt   KY    11/25/1998    23     118

                                                 Ark Land Company
                              Leslie Resources,  (Assignment Of
LA-013-072-LR  Assignment     Inc. (017)         Leases)             Breathitt   KY    05/22/1998    28     123

               Easement/      Leslie Resources,
LA-013-032-LR  Right Of Wa    Inc. (017)         Fugate, George      Breathitt   KY    07/17/1970    28     123

  CONTRACT #   CONTRACT TYPE       LESSEE            LESSOR             CTY      ST  CONTRACT DATE  BOOK    PAGE       DOC
-------------  -------------- ---------------    ----------------    ---------   --  -------------  ----    ----       ---

                              Leslie
               Easement/Right Resources, Inc.    Miller, Helen,
LA-013-035-LR  Of Wa          (017)              Et Al               Breathitt   KY    12/11/1968    28      123

                              Leslie
               Easement/Right Resources, Inc.    Miller, Roy And
SA-013-058-LR  Of Wa          (017)              Eliza               Breathitt   KY    02/15/1967    27      660

                              Leslie
               Easement/Right Resources, Inc.    Strong, Donald &
LA-013-023-LR  Of Wa          (017)              Nettie              Breathitt   KY    05/09/1977    28      123

STATE OF KENTUCKY
COUNTY OF BREATHITT

      I, TONY WATTS, Clerk of the aforesaid County Court, certify that the foregoing instrument was, on the 4th day of Nov. 2004, lodged for record: whereupon the same, with the foregoing and this certificate have been duly recorded in my office in Miscellaneous Contract Book No. 45 Page 186.

      Witness my hand this 4th day of Nov. 2004.

                                             TONY WATTS, CLERK

                                             BY:/s/ Stella Robinson D.C.
                                                -------------------